Exhibit 99.1

Kandi Technologies Acquires Sportsman Country, LLC.

JINHUA, CHINA--(June 4, 2018) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced that Kandi entered into a Membership Interests Transfer Agreement (the “Transfer Agreement”) with the two members (the “Transferors”) of Sportsman Country, LLC (“Sportsman Country”) under which Kandi will acquire 100% of the ownership of Sportsman Country. The Transfer Agreement was signed on May 31, 2018.

Sportsman Country is a Dallas based sales company primarily engaged in the wholesale of off-road vehicle products, with a small percentage of business in off-road vehicle parts wholesale and retail. Currently, Sportsman Country has a seasoned management team and a distribution force averaging over ten years of sales experience. With countrywide sales channels in the US, its off-road vehicle products are particularly popular to American consumers.

According to the terms of the Transfer Agreement, the Transferors promised that Sportsman Country will achieve pre-tax profit totaling over $10.0 million from 2017 to 2020. The pre-tax profit in 2017 was $1.02 million and Sportsman Country is targeting a pre-tax profit of more than $2.0 million, $3.0 million, $4.0 million for 2018, 2019 and 2020, respectively. Kandi will transfer $10.0 million worth of corresponding restricted shares to acquire 100% membership interests in Sportsman Country. Kandi is required to issue $1.0 million worth of corresponding restricted shares within 30 days from the signing date of the Transfer Agreement, the remaining $9.0 million worth of corresponding restricted shares will be released from escrow based on its pre-tax profit performance, i.e., $2.0 million worth of corresponding restricted shares will be released from escrow if pre-tax profit of $2.0 million is achieved for the full year of 2018, $3.0 million worth of corresponding restricted shares will be released from escrow if pre-tax profit of $3.0 million is achieved for the full year of 2019, $4.0 million worth of corresponding restricted shares will be released from escrow if pre-tax profit of $4.0 million is achieved for the full year of 2020. For more details on the terms of the purchase, please refer to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on the same day of this press release.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi commented, "The powersports market is improving and is expected to continue to grow in the near future. After conducting a thorough due diligence on Sportsman Country, we determined that the company had strong performance in terms of business execution, sales network, marketing cost controls, and profitability. The acquisition is an entry point to gain a compelling opportunity for business integration and market expansion in America which will provide Kandi a solid foundation for the future strategic business development.”

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China's leading manufacturers of pure electric vehicle ("EV") products (through its joint venture), EV parts and off-road vehicles. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), and the partially and wholly-owned subsidiaries of Kandi Vehicles.

More information can be viewed at the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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Company Contact:

Ms. Kewa Luo

Kandi Technologies Group, Inc.

Phone: 1-212-551-3610

Email: IR@kandigroup.com